Exhibit 99.2

CROSSFIRST BANKSHARES, INC. NASDAQ: CFB First Quarter

2023 Earnings Presentation April 17, 2023

Legal disclaimer CROSSFIRST BANKSHARES, INC. FORWARD

-LOOKING STATEMENTS. The financial results

in this presentation reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10

-Q is filed. This presentation and oral statements made relating to this presentation contain forward-looking statements. These forward

-

looking statements reflect our current views with respect to, among other things, future events and our financial performance

.

These forward-looking statements include, but are not limited to, statements regarding our business plans, expansion targets and opportunities,

and future financial performance. These statements are

often, but not always, made through the use of words or phrases such as “positioning,” “growth,” “approximately,” “believe,”

“plan,” “future,” “opportunity,” “anticipate,” “target,”

“expectations,” “expect,” “will,” “strategy,” “goal, “focused,” “foresee”

or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations,

estimates and projections about our industry, management’s

beliefs and certain assumptions made by management, many of which,

by their nature, are inherently uncertain and beyond our control. Accordingly,

we caution you that any such forward-looking statements are

not guarantees of future performance and are subject to risks, assumptions,

estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward

-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are

or will be important factors that could cause our actual results to differ materially from those
indicated in these forward-looking statements, including, but not limited to, the following: a decline in general business and economic conditions and any regulatory responses thereto, including uncertainty and volatility in the financial markets; interest rate fluctuations; our ability to effectively execute our growth strategy and manage our growth, including identifying and consummating suitable mergers and acquisitions, entering new lines of business or offering new or enhanced services or products; the transition away from the

London Interbank Offered Rate (LIBOR); fluctuations in fair

value of our investments due to factors outside of our control;

our ability to successfully manage credit risk and the sufficiency of our allowance; geographic concentration of our markets; economic impact on our commercial real estate and commercial-based

loan portfolios, including declines in commercial and residential real estate values; an increase in non-performing assets; our ability to attract,

hire and retain key personnel; maintaining and increasing customer deposits, funding availability, liquidity and our ability to raise and maintain sufficient capital; competition from banks, credit unions and other financial services providers; the effectiveness of our risk management framework; accounting estimates; our ability to maintain effective internal control over financial reporting; our ability to keep pace with technological changes; cyber incidents or other failures, disruptions or security breaches; employee error, fraud committed against the Company or our clients, or incomplete or inaccurate information about clients and counterparties; mortgage markets; our ability to maintain our reputation; costs and effects of litigation; environmental liability; risk exposure from transactions with financial counterparties;

severe weather, natural disasters, acts of war or terrorism

or other external events; and changes in laws, rules,
regulations, interpretations or policies relating to financial institutions.

These and other factors that could cause results to differ

materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties

that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. These

forward-looking statements are made as of the date hereof,

and we disclaim any obligation to update any forward-looking statement or to publicly announce the results of any revisions to any of the forward-looking statements included herein, except as required by law. MARKET AND INDUSTRY DATA. This presentation

references certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of

industry publications and surveys and independent sources. We believe that these sources and estimates are reliable but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment,

industry and other market data presented herein, these estimates involve inherent

risks and uncertainties and are based on assumptions that are subject to change. * CrossFirst acquired Farmers & Stockmens

Bank (referred to herein as “Central”) on November 22, 2022.

2

About non-gaap financial measures CROSSFIRST BANKSAHRES, INC.

In addition to disclosing financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP), we disclose non-GAAP financial measures, including “adjusted net income”,

“adjusted diluted earnings per common share”, “tangible common stockholders’ equity”, “tangible book value per common share”,

“adjusted return on average assets (ROAA)”, “adjusted return on average equity (ROE)” and “adjusted efficiency ratio – fully tax equivalent (FTE).”

We consider the use of select non-GAAP financial measures

and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We

believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or gains that we believe are not indicative of our primary business operating results. We believe that management and

investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and should

not be relied on alone as measures of our performance.

The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies.

We compensate for these limitations by providing the equivalent

GAAP measures whenever we present the non-GAAP financial

measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both

measures and the individual components may be considered

when analyzing our performance. A
reconciliation of non-GAAP financial measures to the comparable

GAAP financial measures is provided at the end of this presentation. 3

First Quarter 2023 Highlights CROSSFIRST BANKSHARES, INC.

Financial Performance Net Income $16.1 Million\ Adjusted(2)

Net Income $17.3 Million Diluted EPS $0.33 Adjusted(2) Diluted

EPS $0.35 ROE(1) 10.53% Adjusted(1)(2) ROE 11.30% ROAA(1)

0.97% Adjusted(1)(2) ROAA 1.04% Profitability Net interest

income increased 8% from Q4 2022 and 35% from Q1 2022 due

to the higher rate environment, coupled with strong organic loan growth and impacts from the acquisition of Central Fully tax equivalent

NIM increased

4bps to 3.65% during Q1 2023 and has expanded 36bps from Q1

2022(3) Balance Sheet Completed the Central bank core systems conversion during the quarter Loan portfolio increased $275 million from Q4

2022 Deposits increased $186 million from Q4 2022 due to a $405 million increase in wholesale deposits Issued $7.8 million of Series

A Preferred Stock Credit Quality NPAs / assets decreased

$2.0 million, or 4bps during the quarter to 0.16% and have declined 48bps from March 31, 2022 NCOs / average loans were 0.12%

annualized for the quarter and 0.09% for the trailing 12 months

Provisioned $4.4 million during the quarter, largely to support loan growth (1) Ratios are annualized (2) Represents a non-GAAP financial measure, see non-GAAP reconciliation slides at the end of this presentation for more details (3) The incremental Federal income tax

rate used in calculating tax exempt income on a tax equivalent basis is 21.0% 4

Diverse loan portfolio CROSSFIRST BANKSAHRES, INC. Loan

Mix by Type ($5.6bn) C&I 36% Owner Occupied Real Estate

9% Energy 3% CRE 44% Residential Real Estate 7% Other

1% Note: Gross loans, (net of unearned income) data as of March

31, 2023. 5

Diverse loan portfolio CROSSFIRST BANKSAHRES, INC. CRE

Loan Portfolio by Segment Retail 17% Office 14% Industrial 16%

1-4 Family Res Construction 7% Hotel 9% Other 24% Multi-Family

13% C&I Loan Breakdown by Type Financial Management

7% Aircraft & Transportation 5% Merchant Wholesalers 3%

Other Industries 41% Manufacturing 10% Real Estate Activity

7% Business Loans to Individuals 5% Health Care 6% Engineering

& Contracting 8% Restaurants 8% Note: Data as of March 31, 2023.

6

Asset Quality Performance CROSSFIRST BANKSHARES, INC. Classified

Loans / Capital + ACL + RUC $73.3 $81.5 $72.1 $67.7 $67.0

10.7% 12.2% 11.2% 10.0% 9.3% Q1 2022 Q2 2022 Q3 2022

Q4 2022 Q1 2023 Classified Assets Classified / Total Capital

+ ACL + RUC Classified loans remained consistent with the prior quarter while the ratio to Total Capital + ACL + RUC improved to 9.3% Non-performing Assets / Total Assets 0.64% 0.54%

3.10% 0.20% 0.16% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023

NPAs decreased primarily due to one C&I loan charge

-off and paydowns on non-accrual loans Note: Dollar amounts are

in millions. 7

Asset Quality Performance CROSSFIRST BANKSHARES, INC. Net

Charge-offs (Recoveries) / Average Loans(1) 0.10%

0.10% 0.16% -0.02% 0.12% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1

2023 Net charge-offs were $1.6 million for Q1 2023, compared to net recoveries of $0.3 million in Q4 2022 and net charge

-offs of $1.1 million in Q1 2022 Net charge-offs were 0.09% annualized on a trailing 12-month basis Allowance for Credit Losses / Total Loans

$4.9 $5.3 $6.7 $8.7 $8.1 $55.2 $55.8 $55.9 $61.8 $65.1 Q1 2022 Q2

2022 Q3 2022 Q4 2022 Q1 2023 ACL RUC ALC + RUC / Total

Loans ACL + RUC / Total Loans of 1.30% was consistent

with linked quarter and lower than the same period a year

ago, primarily due to reduced non-performing loans with specific reserves Allowance for credit losses to non-performing loans at the end of Q1 2023 was 629% Note: Dollar amounts are in millions (1)

Ratio is annualized for interim periods. 8

DEPOSIT TRENDS CROSSFIRST BANKSHARES, INC. Total

Deposits and % DDA $4,622 $4,744 $4,988 $5,651 $5,837

$3,512 $3,581 $3,874 $4,251 $4,867 $1,110 $1,163 $1,114

$1,400 $970 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 DDA

Interest-bearing Deposits Average deposits for Q1 2023

increased $439 million, or 33.7% annualized compared to Q4 2022

Cost of deposits increased 54bps this quarter, due to market rate increases and deposit mix changes Non-interest-bearing deposits were

17% of total deposits this quarter Top 25 deposit relationships represent

23% of total deposits Cost of Deposits 0.31% 0.42% 1.20% 2.03%

2.57% 9

Net Interest Margin CROSSFIRST BANKSAHRES, INC. Yield

on Loans & Cost of Deposits 4.00% 0.31% 4.28% 0.42% 5.08%

1.20% 5.93% 2.03% 6.56% 2.57% Q1 2022 Q2 2022 Q3

2022 Q4 2022 Q1 2023 Yield on Loans Cost of Total Deposits

Net Interest Margin – Fully Tax Equivalent (FTE)(1) 3.29%

3.52% 3.56% 3.61% 3.65% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1

2023 Fully tax-equivalent NIM increased 4bps from Q4 2022,

due to the benefit of non-interest-bearing deposits Loan yields increased

63bps in the quarter due to repricing of existing loans and organic growth

Cost of deposits increased 54bps from Q4 2022 due to continued

pricing pressure and a mix shift into higher cost products Loan to deposit ratio increased to 97% from 95% in Q4 2022 Ratio is annualized for interim periods; the incremental Federal income tax rate used in calculating tax exempt income on a tax equivalent basis is 21.0%

10

Net Interest Income Sensitivity CROSSFIRST BANKSAHRES, INC. Net

Interest Income Impact From Rate Changes (5.27%) (0.58%) (1.69%)

0.05% (0.66%) 0.07% 0.64% (0.04%) 1.31% (0.09%) 2.01% (0.11%)

-300 bps -200 bps -100 bps 0 bps 100 bps 200 bps 300 bps Rate

Shock Rate Ramp Loans: Rate Reset and Cash Flow Profile 59% 10%

9% 19% 3% 1-3 4-12 1-2 2-5 >5 Years Months Months Years

Years Roughly 69% of Company’s earning assets reprice

or mature over the next 12 months, with 49% in month one Note: Data as of March 31, 2023 * Rate Shock analysis: measures instantaneous parallel shifts in market rates Rate Ramp analysis: rate changes occur gradually over 12 months time Balance sheet size and mix held constant from month end position and includes average YTD

loan fees (excluding PPP fees) 11

EXPENSE MANAGEMENT CROSSFIRST BANKSAHRES, INC.

$27.7 $29.2 $28.5 $36.4 $38.1 $5.2 $7.1 $5.4 $8.3 $9.6 $2.1 $2.4 $2.1

$3.3 $2.9 $2.5 $2.6 $2.7 $2.8 $3.0 $17.9 $17.1 $18.3 $22.0 $22.6

Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Salaries & Benefits

Occupancy Data Processing, Software & Comm Other Q1 2023

expenses included seasonal resetting of compensation accruals and merit increases as well as continued investments in new markets,

including Central, that have yet to reach full scale Expenses in Q1

2023 included $1.5 million of acquisition-related items compared to $3.6 million in Q4 2022 Note: Dollars are in millions and amounts shown are as of the end of the period unless otherwise specified.

12

AMPLE LIQUIDITY AND FLEXIBILITY CROSSFIRST BANKSAHRES,

INC. Cash and Cash Available-for-Sale Equivalents Securities*

+ $263M $751M Available Credit Lines, FHLB, and FRB Available

Brokered Deposits & Wholesale Funding $968M + $297M On-Balance

Sheet Liquidity Off-Balance Sheet Liquidity $1.014B $1.265B Total

Liquidity $2.279B 33% of Total Assets - > Market Value

Net Gain + '' Pledgeable _L Remaining $222M s / $244M s / 1

$285M s •Ava i la ble-for-Sa le Securities $751M Note: Data

as of March 31, 2023 13

SECURITIES PORTFOLIO CROSSFIRST BANKSAHRES, INC.

Municipal - Taxable, 1% Municipal - Tax-Exempt, 63%

CMO (Fixed), 1% SBA (Fixed), 11% Other, 2% MBS (Fixed),

22% Fair Value at March 31, 2023 $751 million At the end of

Q1 2023, the portfolio’s duration was approximately 5.2

years The fully tax equivalent yield for Q1 2023 increased 12bps to

3.31% The securities portfolio has net unrealized losses of approximately

$68 million as of March 31, 2023 During Q1 2023, $93 million of securities were purchased at an average tax-equivalent yield of 5.00%

and there were $4 million in MBS paydowns 14

DEPOSIT DIVERSITY & CHARACTERISTICS

CROSSFIRST BANKSHARES, INC.

Deposits by Customer Type



Wholesale 13.3%
Individual 17.0%
Business 69.7%

Average Client Account Balances[2]

$ in thousands	Deposits	CDs	Total
Individual	$ 56	$ 170	$ 70
Business	214	438	230
Total	**$ 132**	**$ 259**	**$ 145**

Customer Deposits by State

Kansas	36.1%	Other	5.6%
Oklahoma	17.3%	Illinois	5.2%
Texas	12.1%	California	3.5%
Missouri	9.3%	Arizona	2.7%
Colorado	6.3%	New Mexico	1.9%

Business Accounts by Industry *(by NAICS Code)*

Trusts, Estates, & Agency Accts	15.3%
Banking Inst & Trust Companies	5.6%
Other Services	3.6%
Investment Pools & Funds	3.5%
Other Financial Investment Activities	3.5%
Professional, Scientific, & Tech Svcs	3.3%
Construction	3.1%
Utilities	2.4%
Securities & Oth Fin Activities	2.3%
Non-residential Real Estate	2.2%
Health Care & Social Assistance	2.2%
Educational Services	2.1%
Residential Real Estate	2.1%
Manufacturing	1.7%
Public Admin	1.6%
Mgmt of Companies & Enterprises	1.4%
Accommodation & Food Svcs	1.4%
Other Real Estate Leasing & Svcs	1.3%

Estimated Uninsured Deposit Analysis *($ in millions)*

Estimated Uninsured Deposits[1]	$ 2,367
Less: Pass-thru Deposits	331
Estimated Uninsured Deposits Excluding Pass-thru	$ 2,036
Total Deposits	$ 5,837
Estimated Uninsured Deposits (Excluding Pass-thru) as % of Total Deposits	35%

Note: All deposit data as of March 31, 2023 ; Average deposit data for the quarter-ended March 31, 2023
(1) Estimated amount of uninsured deposits as reported on the March 31, 2023 Call Report for CrossFirst Bank
(2) Excludes internal accounts, ICS, CDARS, public funds and pass-thru insurance deposits

15

2023 GUIDANCE CROSSFIRST BANKSAHRES, INC. Business

Driver Q4 2022 Q1 2023 Loans 8-10% core loan growth Unchanged

Net Interest Margin (NIM) 3.55% to 3.65% 3.40% to 3.55% Non-interest

Expense $37-$38 million range in Q1 $35-$36 million per

quarter Combined ACL / Loans 1.30% to 1.45% Unchanged Effective

Tax Rate 20-22% Unchanged 16

NON-GAAP RECONCILIATIONS CROSSFIRST BANKSAHRES,

INC. 3/31/2023 Adjusted net income: Net income S 16,108 Add:Acquisition costs 1,477 Add: Acquisition - Day 1 CECL provision -

Add: Employee separation - Less: Tax effect111 (310)

Adjusted net income Diluted weighted average common shares

outstanding Diluted earnings per common share Adjusted diluted earnings per common share Quarter Ended (Dollars in thousands,

except per share data) S 11,946 S 17,280 S 15,545 S 16,828

3,570 81 239 - 4,400 - - - - - 1,063 - (2,045) (7) (273) - $ % $ $ 3/31/2023

12/31/2022 Quarter Ended 9/30/2022 6/30/2022 3/31/2022

Adjusted return on average assets: Net income Adjusted net

income Average assets Return on average assets Adjusted return on average assets (Dollars in thousands) $ 16,108 S 11,946

$ 17,280 S 15,545 S 16,828 17275 17,871 17,344 16,574 16,828 $

6,712,801 $ 6,159,783 S 5,764347 S 5,545,657 S 5,563,738 Quarter

Ended (Dollars in thousands) Adjusted return on average

equity: Net income S 16,108 $ 11,946 $ 17,280

$ 15,545 S 16,828 Adjusted net income 17275 17,871 17,344

16,574 16,828 Average equity $ 620,210 $ 589,587 $ 613206

$ 614541 S 653,747 Return on average equity Adjusted return

on average equity Represents the tax impact of the adjustments at a tax rate of 21.0%, plus permanent tax expense associated with merger related transactions and permanent tax benefit associated with stock-based grants 17

NON-GAAP RECONCILIATIONS

CROSSFIRST BANKSHARES, INC.

	Quarter Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	(Dollars in thousands, except per share data)				
Tangible common stockholders' equity:					
Total stockholders' equity	$ 645,491	$ 608,599	$ 580,547	$ 608,016	$ 623,199
Less: goodwill and other intangible assets	28,259	29,081	71	91	110
Less: preferred stock	7,750	-	-	-	-
Tangible common stockholders' equity	$ **609,482**	$ **579,518**	$ **580,476**	$ **607,925**	$ **623,089**
Tangible book value per common share:					
Tangible common stockholders' equity	$ 609,482	$ 579,518	$ 580,476	$ 607,925	$ 623,089
Common shares outstanding at end of period	48,600,618	48,448,215	48,787,696	49,535,949	49,728,253
Book value per common share	**$ 13.28**	**$ 12.56**	**$ 11.90**	**$ 12.27**	**$ 12.53**
Tangible book value per common share	**$ 12.54**	**$ 11.96**	**$ 11.90**	**$ 12.27**	**$ 12.53**

	Quarter Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	(Dollars in thousands)				
Adjusted Efficiency Ratio - Fully Tax Equivalent (FTE)[1]					
Non-interest expense	$ 38,092	$ 36,423	$ 28,451	$ 29,203	$ 27,666
Less: Acquisition costs	(1,477)	(3,570)	(81)	(239)	-
Less: Core deposit intangible amortization	(822)	(291)	-	-	-
Less: Employee separation	-	-	-	(1,063)	-
Adjusted Non-interest expense (numerator)	$ 35,793	$ 32,562	$ 28,370	$ 27,901	$ 27,666
Net interest income	58,221	54,015	49,695	46,709	43,115
Tax equivalent interest income(1)	797	818	820	808	775
Non-interest income (loss)	4,421	4,359	3,780	4,201	4,942
Total tax-equivalent income (denominator)	$ 63,439	$ 59,192	$ 54,295	$ 51,718	$ 48,832
Efficiency Ratio	**60.81 %**	**62.40 %**	**53.20 %**	**57.36 %**	**57.57 %**
Adjusted Efficiency Ratio - Fully Tax Equivalent (FTE)[1]	**56.42 %**	**55.01 %**	**52.25 %**	**53.95 %**	**56.66 %**

(1) Tax exempt income (tax-free municipal securities) is calculated on a tax equivalent basis. The incremental rate used is 21.0%.

18